Effective July 1, 2015

SCHEDULE A

TO THE DISTRIBUTION AGREEMENT BETWEEN CUTLER TRUST,

CUTLER INVESTMENT COUNSEL, LLC AND

ULTIMUS FUND DISTRIBUTORS, LLC

FUND PORTFOLIOS

Cutler Equity Fund

Cutler Income Fund

Cutler Emerging Markets Fund

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